EXHIBIT 23.3

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in Amendment No. 3 to the Registration Statement of BioLase Technology, Inc. on Form S-3 of our report dated June 25, 2003 on the financial statements of the American Dental Laser division of American Technologies, Inc. appearing in the Form.

/s/    HEIN + ASSOCIATES LLP

Houston, Texas

September 25, 2003